                                  EXHIBIT 3.2
                          AMENDED AND RESTATED BYLAWS
                                      OF
                                 USTRAILS INC.

                                  ARTICLE ONE

                                    OFFICES

     1.1  Registered Office and Agent.  The corporation shall maintain a
          ---------------------------
registered office within the State of Nevada and shall have a registered agent whose business office is identical with such registered office.

     1.2  Other Offices.  In addition to its registered office, the
          -------------
corporation may have offices at such other place or places, within or without the State of Nevada, as the Board of Directors may from time to time appoint or as the business of the corporation may require or make desirable.

                                  ARTICLE TWO

                            STOCKHOLDERS' MEETINGS

     2.1  Place of Meetings.  Meetings of the stockholders may be held at any
          -----------------
place within or without the State of Nevada as set forth in the notice thereof or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the office of the corporation in the City of Dallas, Texas.

     2.2  Annual Meetings.  The annual meeting of stockholders shall be held
          ---------------
on a date and at a time following the end of the corporation's fiscal year as may be determined by the Board of Directors, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

     2.3  Special Meetings.  Special meetings of the stockholders may be called
          ----------------
at any time by the President, the Secretary or a majority of the directors. Special meetings of the stockholders shall be called by the corporation upon the written request of the holders of fifty percent (50%) or more of all the shares of capital stock of the corporation entitled to vote in an election of directors.

     2.4  Notice of Meetings.  Unless waived as contemplated in section 5.2 or
          ------------------
as provided in this Section 2.4, a written or printed notice of each stockholders' meeting stating the place, date and time of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date thereof, either personally or by postage prepaid mail, by or at the direction of the President, a Vice President, the Secretary, or the director or persons calling the meeting, to each stockholder of record entitled

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to vote at such meeting. Attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, shall constitute waiver of the requirement of notice of the meeting.

     2.5  Business for Stockholders' Meetings.
          -----------------------------------

          (a)  Business at Annual Meetings.  Only business properly brought
               ---------------------------
before an annual meeting of the stockholders may be transacted at such meeting. To be properly brought before an annual meeting, business must be (i) brought by or at the direction of the Board of Directors, or (ii) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with
Section 2.5(b) hereof, and received by the Secretary not fewer than sixty (60) nor more than ninety (90) days prior to the date determined pursuant to
Section 2.2 hereof for such annual meeting (or if less than sixty (60) day's notice of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed). Any stockholder notice shall set forth
(i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the stockholder; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting propose such business; and (iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting; the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with this Section 2.5(a). If the facts warrant, the Board of Directors, or the chairman of an annual meeting of stockholders, may declare that business was not properly brought before the meeting in accordance with the provisions of this Section 2.5(a) and, if it is so determined, any such business not properly brought before the meeting shall not be transacted. The procedures set forth in this Section 2.5(a) for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8, promulgated under Section 14 of the Securities Exchange Act of 1934, or any successor provision.

          (b)  Business at Special Meetings.  At any special meeting of the
               ----------------------------
stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 2.3 hereof, shall come before such meeting.

          (c)  Notice to Corporation.  Any written notice required to be
               ---------------------
delivered by a stockholder to the corporation pursuant to Section 2.3, 2.5(a) or 2.5(b) hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation's principal executive office.

     2.6  Quorum.  At all meetings of the stockholders, a majority of the
          ------
holders of the shares outstanding and entitled to vote, represented in Person or by proxy, shall constitute a quorum. If a quorum is present, a majority of the shares outstanding and entitled to vote which

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

are represented at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the Articles of Incorporation or by these Bylaws. The stockholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.7  Voting of Shares.  Each outstanding share having voting rights shall
          ----------------
be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the stockholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

     2.8  Proxies.  A stockholder entitled to vote pursuant to Section 2.7 may
          -------
vote in person or by proxy executed in writing by the stockholder or by his attorney in fact. A proxy shall not be valid after six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no event shall exceed seven (7) years from the date of its execution. If the validity of any proxy is questioned it must be submitted to the secretary of the stockholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee shall determine the validity or invalidity of any proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of a proxy shall constitute prima facie evidence of the facts stated in the minutes for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

     2.9  Presiding Officer.  The Chairman of the Board, the President, a Vice
          -----------------
President or a director selected by the Board of Directors in that order, shall serve as the chairman of every stockholders' meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he deems required to assist with the meeting.

     2.10 Adjournments.  When a quorum is once present to organize a meeting,
          ------------
any meeting of the stockholders may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place notwithstanding the withdrawal of enough stockholders to leave less than a quorum. It shall not be necessary to give notice of the reconvened meeting and of the business to be transacted to all of the stockholders. At any such reconvened meeting any business may be transacted which could have been transacted at the meeting which was adjourned.

     2.11 Action of Stockholders Without a Meeting.  Except as limited by the
          ----------------------------------------
Nevada General Corporation Law, any action required by the Nevada General Corporation Law to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by stockholders holding at least a majority in interest of the shares entitled

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to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a vote of a majority of the stockholders entitled to vote at a meeting called for the purpose of considering the action authorized. Notwithstanding any of the foregoing to the contrary, if action of greater than a majority of stockholders present at a meeting of stockholders of the corporation is required with respect to a particular action by the Nevada General Corporation Law, the Articles of Incorporation of the corporation or these Bylaws, such action may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by the stockholders holding requisite number of shares of stock required to authorize such action, provided
                                                                       --------
that such number of shares may not be less than a majority of the outstanding shares entitled to vote on such matter.

                                 ARTICLE THREE

                            THE BOARD OF DIRECTORS

     3.1  General Powers.  The business and affairs of the corporation shall be
          --------------
managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by any lawful agreement among stockholders of the corporation, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     3.2  Number, Election and Term of Office.  The number of directors of the
          -----------------------------------
corporation shall be as determined from time to time by resolution, duly adopted, of either the stockholders or the Board of Directors. Absent such resolution of the stockholders or Board of Directors, the number of directors of the corporation shall be seven (7). In the event the number of directors is decreased, such decrease shall not shorten the term of an incumbent director. Except as provided herein and in Section 3.4, the directors shall be elected at each annual meeting of the stockholders, or at a special meeting of stockholders called for purposes that include the election of directors, in either case by the affirmative vote of the holders of a majority of the shares represented at the meeting. Each director, except in case of death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding meeting at which directors are elected and thereafter until his successor shall have been elected and has qualified.

     3.3  Removal.  The entire Board of Directors or any individual director
          -------
may be removed from office with or without cause by the affirmative vote of the holders of two-thirds (2/3) of all of the shares entitled to vote at an election of directors. Removal action may be taken at any stockholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

     3.4  Vacancies.  A vacancy occurring in the Board of Directors, including
          ---------
vacancies occurring by reason of an increase in the number of directors or by reason of the resignation of a director, but not including vacancies occurring by reason of removal of a director, may be filled for the unexpired term, and until the stockholders shall have elected a successor, by the affirmative vote of a majority of the directors remaining in office though less than a quorum of the

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

Board of Directors.

     3.5  Compensation.  Directors may receive such compensation for their
          ------------
services as directors as may from time to time be fixed by vote of the Board of Directors including, but not limited to a fixed fee and expenses of attendance for attendance at each meeting. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

     3.6  Committees of the Board of Directors.  The Board of Directors by
          ------------------------------------
resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one or more other standing or ad hoc committees, each consisting of one or more directors. Except as prohibited by law, each committee shall have the authority set forth in the resolution establishing such committee.

                                 ARTICLE FOUR

                      MEETINGS OF THE BOARD OF DIRECTORS

     4.1  Regular Meetings.  Regular meetings of the Board of Directors shall be
          ----------------
held immediately before or after the annual meeting of stockholders. In addition, the Board of Directors may schedule other regular meetings to occur at other times during the year.

     4.2  Special Meetings.  Special meetings of the Board of Directors may be
          ----------------
called by or at the request of the President, a Vice President or by any two directors, with notice to each director pursuant to Section 4.4.

     4.3  Place of Meetings.  Directors may hold their meetings at any place
          -----------------
within or without the State of Nevada as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

     4.4  Notice of Meetings.  No notice shall be required for any scheduled
          ------------------
regular meeting of the directors of the corporation. Unless waived as contemplated in Section 5.2, the President, the Secretary or any director shall give notice to each director of each special meeting called in accordance with
Section 4.2 stating the time, place and purposes of the meeting. Such notice shall be given by mailing a notice of the meeting at least five (5) business days before the date of the meeting, or by telephone, telegram, telecommunication, cablegram or personal delivery at least two (2) business days before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

     4.5  Quorum.  At meetings of the Board of Directors, more than one-half
          ------
(1/2) of the directors then in office shall be necessary to constitute a quorum for the transaction of business, unless a greater number is required by law, the Articles of Incorporation or these Bylaws. If a

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quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time until a quorum shall be present, without notice of the time and place that the meeting will be reconvened other than announcement at the adjourned meeting.

     4.6  Vote Required for Action.  Except as otherwise provided in the
          ------------------------
Articles of Incorporation, these Bylaws or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

     4.7  Participation by Conference Telephone.  Members of the Board of
          -------------------------------------
Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at such meeting. Each person participating in the meeting shall sign the minutes thereof, by counterparts or otherwise.

     4.8  Action by Directors Without a Meeting.  Any action required or
          -------------------------------------
permitted to be taken at any meeting of the Board of Directors or any action which may be taken at a meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all the directors, or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board of Directors or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

     4.9  Adjournments.  A meeting of the Board of Directors, whether or not a
          ------------
quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give to all of the directors notice of the reconvened meeting and of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

                                 ARTICLE FIVE

                               NOTICE AND WAIVER

     5.1  Procedure.  Whenever these Bylaws require notice to be given to any
          ---------
stockholder or director, the notice shall be given as prescribed in Section 2.4 or 4.4 for any stockholder or director, respectively. Whenever notice is given to a stockholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the stockholder or director at his address as it appears on the books of the corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

     5.2  Waiver.  Except as limited by the Nevada General Corporation Law,
          ------
whenever any notice is required to be given to any stockholder or director by law, by the Articles of

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Incorporation or by these Bylaws, a waiver thereof in writing signed by the director or stockholder entitled to such notice or by the proxy of such stockholder, whether signed before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto.

                                  ARTICLE SIX

                                    OFFICERS

     6.1  Number.  The officers of the corporation shall be a President, a
          ------
Secretary and a Treasurer. The Board of Directors may from time to time create and establish the duties of other officers and elect or provide for the appointment of other officers as it deems necessary for the efficient management of the corporation, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     6.2  Election and Term.  All officers shall be elected by the Board of
          -----------------
Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

     6.3  Compensation.  The compensation of all officers of the corporation
          ------------
shall be fixed by the Board of Directors or by a committee or officer appointed by the Board.

     6.4  Removal.  Any officer or agent elected or appointed by the Board of
          -------
Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby.

     6.5  Chairman of the Board.  If there shall be a Chairman of the Board, he
          ---------------------
shall be the chief executive officer of the corporation and shall have general supervision of the business of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall call to order meetings of the stockholders and of the Board of Directors, and shall act as chairman of such meetings (unless another person is selected under Section 2.9 to act as chairman). The Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written direction given to him pursuant to resolution duly adopted by the Board of Directors.

     6.6  President.  The President shall be the chief operating officer of the
          ---------
corporation and shall have supervision of the day to day business of the corporation. The President shall perform such other duties and have such other powers as the Board of Directors may determine from time to time. The President shall be authorized to appoint one or more Assistant Secretaries and one or more Assistant Treasurers. In the absence or disability of the Chairman of the Board, at the direction of the Chairman of the Board, or if the Board of Directors chooses not to designate a Chairman of the Board, the President shall, in addition to the duties and powers of the President as specified in these Bylaws or otherwise, perform the duties and exercise the powers, whether such duties are specified in these Bylaws or otherwise, of the Chairman of the Board.

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     6.7  Vice President.  If there shall be a Vice President, he shall, in the
          --------------
absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers, whether such duties and powers are specified in these Bylaws or otherwise, of the President. If the corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may determine from time to time.

     6.8  Secretary.  The Secretary shall keep accurate records of the acts and
          ---------
proceedings of all meetings of stockholders, directors and committees of directors. He shall have authority to give all notices required by law or these Bylaws. He shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature. The Secretary shall perform such other duties and have such other additional powers as the Board of Directors may determine from time to time.

     6.9  Treasurer.  The Treasurer shall be responsible for the custody of all
          ---------
funds and securities belonging to the corporation and for the receipt, deposit or disbursement of such funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make such reports of same as the Board of Directors and President request. The Treasurer shall perform such other duties and have such other powers as the Board of Directors may determine from time to time.

     6.10 Assistant Secretaries and Assistant Treasurers.  The Assistant
          ----------------------------------------------
Secretary and Assistant Treasurer (or if there be more than one of either such officer, the one so designated by the Board of Directors or by the President) shall, in the absence or disability, or at the direction, of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers, whether such duties and powers are specified in these Bylaws or otherwise, of those offices. Each Assistant Secretary and Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors may determine from time to time, and each Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation.

     6.11 Bonds.  The Board of Directors may by resolution require any or all of
          -----
the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                 ARTICLE SEVEN

                                   DIVIDENDS

     Subject to the provisions of the Articles of Incorporation and the Nevada General Corporation Law, distributions upon the stock of the corporation may be declared by the Board of Directors as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the corporation.

                                 ARTICLE EIGHT

                                    SHARES

     8.1  Authorization and Issuance of Shares.  The par value and the maximum
          ------------------------------------
number of shares of any class of the corporation which may be issued and outstanding shall be set forth from time to time in the Articles of Incorporation of the corporation or, with respect to a class of preferred or special stock, by a resolution adopted by the Board of Directors pursuant to the Nevada General Corporation Law. The Board of Directors may increase or decrease the number of issued and outstanding shares of any class of the corporation within the maximum authorized by the Articles of Incorporation and the minimum requirements of the Articles of Incorporation or Nevada law.

     8.2  Share Certificates.  The interest of each stockholder in the
          ------------------
corporation shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the corporation's books. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and shall be sealed with the seal of the corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer
         --------  -------
agent, or registered by a registrar, the signatures of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signatures shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the corporation before such certificate is issued, such certificate may be issued by the corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

     8.3  Rights of Corporation with Respect to Registered Owners.  Prior to due
          -------------------------------------------------------
presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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

     8.4  Transfers of Shares.  Transfers of shares of the corporation shall be
          -------------------
made in the share records of the corporation only by the written direction of the person named in the certificate or by his attorney (authorized by duly executed power of attorney filed with the Secretary of the corporation) or his legal representative (who shall furnish proper evidence or authority to transfer such shares), and upon surrender of the certificate or certificates for such shares properly endorsed (or accompanied by a properly endorsed instrument of transfer) and subject to such other reasonable conditions and requirements as may be required by the corporation. The corporation shall maintain at its principal place of business or registered office, or at the office of its transfer agent, a record of the names and addresses of its stockholders and the number of shares held by each.

     8.5  Duty of Corporation to Register Transfer.  Notwithstanding any of the
          ----------------------------------------
provisions of Section 8.4 of these Bylaws, the corporation is under a duty to register the transfer of its shares only if:

          (a) the share certificate is endorsed by the appropriate person or persons;

          (b) reasonable assurance is given that the endorsements are genuine and effective;

          (c) the corporation has no duty to inquire into adverse claims or has discharged any such duty;

          (d) any applicable law relating to the collection of taxes has been complied with;

          (e) the transfer is in fact rightful or is to a bona fide purchaser;
and

          (f) the transfer is in compliance with applicable provisions of state and federal securities laws and of any restrictive legends relating to such laws that appear on the share certificate.

     8.6  Lost, Stolen or Destroyed Certificates.  Any person claiming a share
          --------------------------------------
certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     8.7  Fixing of Record Date.  For the purpose of determining stockholders
          ---------------------
entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 60 days (and, in the case of a stockholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

     8.8  Record Date if None Fixed.  If no record date is fixed as provided in
          -------------------------
Section 8.7 of these Bylaws, then the record date for any determination of stockholders which may be proper or required by law shall be: the date on which notice is mailed, in the case of a stockholders' meeting; the date on which the Board of Directors adopts a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of stockholders, is to be taken.

                                  ARTICLE NINE

                     RESTRICTIONS ON TRANSFER AND OWNERSHIP

     9.1  Prohibited Transfer; Excess Common Stock.  Except as provided in
          ----------------------------------------
Section 9.2, until the Restriction Termination Date, any attempted direct or indirect Transfer of Post-Amendment Common Stock shall be deemed a "Prohibited Transfer" if (i) such Transfer would increase the Percentage of Common Stock Owned by any Person that (or by any Person whose Common Stock is or by virtue of such Transfer would be attributed to any Person that), either after giving effect to the attribution rules (including the option attribution rules) of
Section 382 of the Code or without regard to such attribution rules, Owns, by virtue of such Transfer would Own, or has at any time since the period beginning three years prior to the date of such Transfer Owned, Common Stock in excess of
4.75 Percent of the Common Stock issued and outstanding, (ii) such Transfer would increase the Percentage of Common Stock Owned by any 5% Shareholder (including but not limited to a Transfer that results in the creation of a 5% Shareholder), or (iii) such Transfer would cause an "ownership change" of USTRAILS, INC. (the "Corporation") within the meaning of Section 382 of the Code. Except as otherwise provided in Section 9.5 and 9.7, the Post-Amendment Common Stock sought to be Transferred in the Prohibited Transfer shall be deemed "Excess Common Stock."

     9.2  Exceptions.  The term "Prohibited Transfer" shall not include: (i) the
          ----------
issuance of Post-Amendment Common Stock pursuant to the Debt Restructuring,
(ii) the Transfer of Pre-Amendment Common Stock, (iii) any Transfer described in
Section 382(l)(3)(B) of the Code (relating to transfers upon death or divorce and certain gifts) if all Persons who would Own the Common Stock Transferred would be treated for purposes of Section 382 of the Code as having Owned such Common Stock at all times beginning more than three (3) years prior to the date of the Transfer, (iv) any Transfer of Pre-Amendment Common Stock if such Transfer would not increase the amount of Common Stock owned by 5% Shareholders during the three-year period ending on the date of such Transfer (within the meaning of Section 382 of the Code), and (v) any Transfer with respect to which the Person who would otherwise be the Purported Transferee obtains or is granted the prior written approval of the Board of Directors of the Corporation (the "Board of Directors"), which approval shall be granted in its sole and absolute discretion after considering all facts and circumstances, including but not limited to future events the occurrence of which are deemed by the Board of Directors to be reasonably possible.

     9.3  Transfer of Excess Common Stock to Trustee.  Except as otherwise
          ------------------------------------------
provided in Section 9.5 and 9.7, a Prohibited Transfer shall be void ab initio
                                                                     ---------
as to the Purported Transferee in the Prohibited Transfer and such Purported Transferee shall not be recognized as the owner of the Excess Common Stock for any purpose and shall not be entitled to any rights as a stockholder of the Corporation arising from the ownership of Excess Common Stock, including, but not limited to, the right to vote such Excess Common Stock or to receive dividends or other distributions in respect thereof or, in the case of Options, to receive Common Stock in respect of their exercise. Any Excess Common Stock shall automatically be transferred to the Trustee in trust for the benefit of the Charitable Beneficiary, effective as of the close of business on the business day prior to the date of the Prohibited Transfer; provided, however, that if the transfer to the trust is deemed ineffective for
- --------  -------
any reason, such Excess Common Stock shall nevertheless be deemed to have been automatically transferred to the person selected as the Trustee at such time, and such person shall have rights consistent with those of the Trustee as described in this Section 9.3 and in Section 9.4 below. Any dividend or other distribution with respect to such Excess Common Stock paid prior to the discovery by the Corporation that the Excess Common Stock has been transferred to the Trustee ("Prohibited Distributions") shall be deemed to be held by the Purported Transferee as agent for the Trustee, and shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee. Any vote cast by a Purported Transferee with respect to Excess Common Stock prior to the discovery by the Corporation that the Excess Common Stock has been transferred to the Trustee will be rescinded as void and shall be recast in accordance with the desires of the Trustee acting for the sole benefit of the Charitable Beneficiary. The Purported Transferee and any other Person holding certificates representing Excess Common Stock shall immediately surrender such certificates to the Trustee. The Trustee shall have all the rights of the owner of the Excess Common Stock, including the right to vote, to receive dividends or other distributions, and to receive proceeds from liquidation, which rights shall be exercised for the sole benefit of the Charitable Beneficiary.

     9.4  Disposition of Excess Common Stock.  As soon as practicable following
          ----------------------------------
receipt of notice from the Corporation that Excess Common Stock has been transferred to the Trustee, the Trustee shall take such actions as it deems necessary to dispose of the Excess Common Stock in an arm's-length transaction that would not constitute a Prohibited Transfer. Upon the disposition of such Excess Common Stock, (i) the interest of the Charitable Beneficiary in the Excess Common Stock shall terminate, and (ii) the Trustee shall distribute the net proceeds of the sale as follows: (a) the Purported Transferee shall receive an amount of the net proceeds of such sale not to exceed the Purported Transferee's cost incurred to acquire such Excess Common Stock, or, if such Excess Common Stock was Transferred for less than fair market value, the fair market value of the Excess Common Stock on the date of the Prohibited Transfer, in each case less all costs incurred by the Corporation, the Trustee and the Transfer Agent in enforcing the Restrictions, and (b) the Charitable Beneficiary shall receive the balance of the net proceeds from the sale of the Excess Common Stock, if any, together with any Prohibited Distributions received from the Purported Transferee and any other distributions with respect to such Excess Common Stock while such Common Stock was held by the Trustee. In the event the Purported Transferee has disposed of the Excess Common Stock and distributed the proceeds and other amounts otherwise than in accordance with this section, then
(w) such Purported Transferee shall be deemed to have disposed of such Excess Common Stock as an agent for the Trustee, (x) such Purported Transferee shall be deemed to hold such proceeds and any Prohibited Distributions as an agent for the Trustee, (y) such Purported Transferee shall be required to return to the Trustee the proceeds from such sale, together with any Prohibited Distributions theretofore received by the Purported Transferee with respect to such Excess Common Stock, provided that upon receipt of written permission from
                          --------
the Trustee, the Purported Transferee will be entitled to retain an amount of such sale proceeds not to exceed the amount that such Purported Transferee would have received from the Trustee if the Trustee had obtained and resold the Excess Common Stock at any time during the period beginning on the date of the Prohibited Transfer giving rise to such Excess Common Stock and ending on the date of such disposition by the Purported Transferee, assuming for this purpose that the Trustee would have sold the Excess Common Stock for an amount equal to the lowest-quoted trading price of such Excess Common Stock during such period, and (z) the Trustee shall transfer any remaining proceeds to the Charitable Beneficiary. Neither the Trustee, the Corporation, the Purported Transferee nor any other party shall claim an income tax deduction with respect to any transfer to the Charitable Beneficiary and neither the Trustee nor the Corporation shall benefit in any way from the enforcement of the Restrictions, except insofar as these restrictions protect the Corporation's Income Tax Net Operating Loss Carryover. Neither the Trustee, the Corporation nor the Transfer Agent shall have any liability to any Person for any loss arising from or related to a Prohibited Transfer.

     9.5  Transfers by 5% Shareholders.  In the event a Prohibited Transfer is
          ----------------------------
attributable to a Transfer by a 5% Shareholder, the Corporation and the Transfer Agent shall make all reasonable efforts to locate the Person or Public Group who acquired the Excess Common Stock (the "Public Purchaser"). In the event the Corporation is able to locate the Public Purchaser within ninety (90) days of the Prohibited Transfer, the Corporation shall request that the Public Purchaser surrender the Excess Common Stock, together with any dividends or other distributions theretofore received with respect to the Excess Common Stock by the Public Purchaser, to the Purported Transferor, and, if such Common Stock is surrendered, the Purported Transferor shall surrender to the Public Purchaser the purchase price paid by the Public Purchaser for the Excess Common Stock, plus, if the Public Purchaser acquired Ownership of the Excess Common Stock without knowledge that such acquisition was a Prohibited Transfer, an amount equal to all other losses, damages, costs and expenses incurred by the Public Purchaser to acquire Ownership of the Excess Common Stock and to comply with the Restrictions (including any loss incurred as a result of a decline in value of such Excess Common Stock). In the event the Transfer Agent and the Corporation are unable to locate the Public Purchaser within ninety (90) days following the Prohibited Transfer, or the Public Purchaser refuses to surrender or has disposed of the Excess Common Stock prior to the surrender of the Excess Common Stock to the Purported Transferor, such Common Stock shall no longer be treated as Excess Common Stock and the Corporation shall, to the extent not prohibited from doing so by any credit agreement, indenture or other agreement or instrument for money borrowed (after the Corporation shall have used its efforts to obtain the waiver of any such prohibition) (i) purchase from one or more third parties, in one or more transactions that would, to the extent possible, reduce the Ownership of Common Stock by the Person or Public Group whose Ownership increased as a result of the Prohibited Transfer to an amount equal to such Ownership immediately prior to the Prohibited Transfer, shares of Common Stock equal in type and number to the Common Stock Transferred in the Prohibited Transfer (which Common Stock shall be treated as Excess Common Stock),

(ii) hold such Common Stock for and on behalf of the Purported Transferor, (iii) treat such Common Stock as Owned by the Purported Transferor since the date of the Prohibited Transfer for all purposes, including the right to vote and to receive dividends and other distributions, and (iv) for all purposes treat any dividends and other distributions made to such Person or Public Group as a dividend or other distribution to the Purported Transferor, a payment by the Purported Transferor to the Corporation to be applied against the Amount Due (as defined below), and a non-dividend payment to the Persons or Public Group who received such distributions. To the extent reasonably possible, any votes cast by such Person or Public Group from and after the date of the Prohibited Transfer with respect to Excess Common Stock shall be rescinded in the same proportion as the votes actually cast by such Person or Public Group, and the Purported Transferor shall be entitled to cast those votes that were rescinded. The Corporation shall hold such Excess Common Stock, and any dividends or other distributions thereon, on behalf of the Purported Transferor, as security for payment of the Amount Due, until the earlier of such time as (a) the Corporation has received, either directly from the Purported Transferor or indirectly from any dividends or other distributions theretofore received by the Corporation with respect to such Excess Common Stock on behalf of the Purported Transferor (or any amounts deemed paid by the Purported Transferor as provided in this Section 9.5), or any combination thereof, an amount equal to the amount incurred by the Corporation to fund the purchase of such Excess Common Stock, plus all costs incurred by the Corporation in enforcing the Restrictions with respect to such Prohibited Transfer (including the amount of any non-dividend payment deemed made by the Corporation to the Person or Public Group as provided in this
Section 9.5), plus interest on all such amounts from the dates incurred by the Corporation at the "applicable federal rate" determined under Section 1274(d) of the Code (collectively, the "Amount Due") (it being the intent to treat the Amount Due and any portion thereof as a loan to the Purported Transferor), or
(b) the Corporation is able to dispose of such Excess Common Stock on behalf of the Purported Transferor in a transaction that would not be a Prohibited Transfer, in which case the Corporation will sell such Excess Common Stock and distribute to the Purported Transferor any proceeds (together with any other cash distributions theretofore received (or deemed received) with respect to the Excess Common Stock) in excess of the Amount Due. The obligation of the Purported Transferor for the Amount Due shall be payable on demand by the Corporation. In the event the Amount Due exceeds the proceeds from a sale of Excess Common Stock and any cash distributions theretofore received (or deemed received) by the Corporation on behalf of the Purported Transferor with respect to such Excess Common Stock, the balance shall be due from the Purported Transferor on demand.

     9.6  Transfer Agent's Rights and Responsibilities.  The Transfer Agent
          --------------------------------------------
shall not register any Transfer of Common Stock on the Corporation's stock transfer records if it has knowledge that such Transfer is a Prohibited Transfer. The Transfer Agent shall have the right, prior and as a condition to registering any Transfer of Common Stock on the Corporation's stock transfer records, to request any transferee of the Common Stock to submit an affidavit, on a form agreed to by the Transfer Agent and the Corporation, stating the number of shares of each class of Common Stock Owned by the transferee (and by Persons who would Own the transferee's Common Stock) before the proposed Transfer and that would, if effect were given to the proposed Transfer, be Owned by the transferee (and by Persons who would Own the prospective transferee's Common Stock) after the proposed Transfer. If the Transfer Agent requests such an affidavit and either (i) the Transfer Agent does not receive an affidavit, or (ii) such affidavit evidences that the Transfer was a Prohibited Transfer, the Transfer Agent shall notify the Corporation and shall not enter the Prohibited Transfer into the Corporation's stock transfer records, and the Trustee, the Corporation and the Transfer Agent shall take such steps as provided in the Restrictions in order to dispose of the Excess Common Stock purportedly Owned by such Purported Transferee. If the Transfer Agent, for whatever reason, enters a Prohibited Transfer in the Corporation's stock transfer records, such Transfer shall be nonetheless void and shall have no force and effect, in accordance with the Restrictions, and the Corporation's stock transfer records shall be revised to so provide.

     9.7  Certain Indirect Prohibited Transfers.  In the event a Transfer would
          -------------------------------------
be a Prohibited Transfer as a result of attribution to the Purported Transferee of the Ownership of Common Stock by a Person (an "Other Person") who is not controlling, controlled by or under common control with the Purported Transferee, which Ownership is nevertheless attributed to the Purported Transferee, the Restrictions shall not apply in a manner that would invalidate any Transfer to such Other Person, and the Purported Transferee and any Persons controlling, controlled by or under common control with the Purported Transferee (collectively, the "Purported Transferee Group") shall automatically be deemed to have transferred to the Trustee at the time and in a manner consistent with
Section 9.3 hereof, sufficient Common Stock (which Common Stock shall (i) consist only of Common Stock held legally or beneficially, whether directly or indirectly, by any member of the Purported Transferee Group, but not Common Stock held through any Other Person, other than shares held through a Person acting as agent or fiduciary for any member of the Purported Transferee Group,
(ii) be deemed transferred to the Trustee, in the inverse order in which it was acquired by members of the Purported Transferee Group, and (iii) be treated as Excess Common Stock) to cause the Purported Transferee, following such transfer to the Trustee, not to be in violation of the Restrictions; provided, however,
                                                            --------  -------
that to the extent the foregoing provisions of this Section 9.7 would not be effective to prevent a Prohibited Transfer, the Restrictions shall apply to such other Common Stock Owned by the Purported Transferee (including Common Stock actually owned by Other Persons), in a manner designed to minimize the amount of Common Stock subject to the Restrictions or as otherwise determined by the Board of Directors to be necessary to prevent a Prohibited Transfer (which Common Stock shall be treated as Excess Common Stock).

     9.8  Legend.  All certificates or other instruments evidencing Ownership of
          ------
Post-Amendment Common Stock shall bear a conspicuous legend describing the Restrictions.

     9.9  Prompt Enforcement; Further Actions.  As soon as practicable and
          -----------------------------------
within thirty (30) business days of learning of a purported Prohibited Transfer, the Corporation through its Secretary or any Assistant Secretary shall demand that the Purported Transferee (or any other member of the Purported Transferee Group) or Public Purchaser surrender to the Trustee the certificates representing the Excess Common Stock or any resale proceeds therefrom, and any Prohibited Distributions or other dividends or distributions received thereon, and if such surrender is not made within twenty (20) business days from the date of such demand, the

Corporation shall institute legal proceedings to compel such surrender; provided, however, that nothing in this Section 9.9 shall preclude the
- --------  -------
Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Corporation to act
                                 --------
within the time periods set out in this Section 9.9 shall not constitute a waiver of any right of the Corporation to compel any transfer required hereby. Upon a determination by the Board of Directors that there has been or is threatened a Prohibited Transfer, the Board of Directors may authorize such additional action as it deems advisable to give effect to the Restrictions, including, without limitation, refusing to give effect on the books of the Corporation to any such purported Prohibited Transfer or instituting proceedings to enjoin any such purported Prohibited Transfer. Nothing contained in the Restrictions shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interests of the holders of its securities in preserving the Income Tax Net Operating Loss Carryover, including, but not limited to, refusing to give effect to any Prohibited Transfer or other action on the books of the Corporation or instituting proceedings to enjoin any Prohibited Transfer or other action, provided, however, that any Prohibited
                                     --------  -------
Transfer shall nevertheless result in the consequences otherwise described in the Restrictions.

     9.10  Board Authority to Interpret.  The Board of Directors shall have the
           ----------------------------
authority to interpret the provisions of the Restrictions for the purpose of protecting the Income Tax Net Operating Loss Carryover. Any such interpretation shall be final and binding on any Person or Public Group who Owns or purports to acquire Ownership of Common Stock.

     9.11  Change in Law.  Provided that the Board of Directors shall determine
           -------------
in writing that a change or modification to the Restrictions is reasonably necessary to preserve the Income Tax Net Operating Loss Carryover, the Board of Directors may (i) conform any term or numbers set forth in the Restrictions to make such terms consistent with the Code and the Regulations following any change (including proposed change) therein and (ii) conform the definitions of any terms set forth in the Restrictions to the definitions in effect following such change. Such determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to all stockholders of the Corporation within ten (10) days after the date thereof.

     9.12  Severability.  If any part of the Restrictions is judicially
           ------------
determined to be invalid or otherwise unenforceable, such invalidity or unenforceability shall not affect the remainder of the Restrictions, which shall be thereafter interpreted as if the invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the ability of the Corporation to utilize to the greatest extent possible the Income Tax Net Operating Loss Carryover.

     9.13  Effect on Stock Exchange Transactions.  Nothing in the Restrictions
           -------------------------------------
shall preclude the settlement of a transaction entered into through the facilities of the NASDAQ Over-The-Counter Stock Exchange. The Common Stock that is the subject of such a transaction shall continue to be subject to the terms of the Restrictions after such settlement.

     9.14  Definitions:
           ------------

     "Charitable Beneficiary" shall mean an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code designated in writing by the Corporation.

     "Code" shall mean the Internal Revenue Code of 1986, as amended and as it may be amended from time to time hereafter.

     "Common Stock" shall mean all shares of the Corporation's common stock issued and outstanding, including all shares of stock defined herein as Pre-Amendment Common Stock and Post-Amendment Common Stock, and shall also include any common stock the Ownership of which may be acquired by the exercise of an Option.

     "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or decisions of a Person, whether through the ownership of voting securities, by contract, family relationship or otherwise. The terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. A Person shall be deemed to control or be under common control with a Purported Transferee if the Excess Common Stock Owned by such Person is treated as Owned by the Purported Transferee by virtue of the family attribution rules of Section 318 of the Code.

     "Debt Restructuring" shall mean, collectively, the agreements, transactions, and issuances required in the restructuring of the Corporations 12% Secured Notes Due 1998 and its Additional Series 12% Secured Notes Due 1998, wherein the Corporation exchanged cash, Senior Subordinated PIK Notes, and Post-Amendment Common Stock to the original noteholders in exchange for the original Secured Notes held.

     "5% Shareholder" shall mean any Person or Public Group who is a "5% percent shareholder" of the Corporation within the meaning of Section 382 of the Code, substituting "4.75 percent" for "5 percent" each place it appears therein.

     "Income Tax Net Operating Loss Carryover" shall mean the net operating loss, capital loss, net unrealized built-in loss, general business credit, alternative minimum tax credit, foreign tax credit and any other carryovers or losses as determined for United States federal income tax purposes that are or could become subject to limitation under Section 382 of the Code, and to which the Corporation is entitled under the Code and Regulations, at any time during which the Restrictions are in force.

     "Option" shall mean any interest that could give rise to the Ownership of Common Stock and that is an option, contract, warrant, convertible instrument, put, call, stock subject to a risk of forfeiture, pledge of stock or any interest that is similar to any of such interests or any other interest that would be treated, under paragraph (d)(9) of Treasury Regulation Section 1.382-4, in the same manner as an option, whether or not any of such interests is subject to contingencies.

     "Own," and all derivations of the word "Own," shall mean any direct or indirect, actual or beneficial interest, including, except as otherwise provided, a constructive ownership interest under the attribution rules (including the option attribution rules) of Section 382 of the Code. In determining whether a Person Owns an amount of Common Stock in excess of 4.75% of the Common Stock, Options Owned by such Person (or other Persons whose Ownership of Common Stock is or would be attributable under
Section 382 of the Code to such Person) shall be treated as exercised (and the Common Stock that would be acquired by such exercise as outstanding) and Options Owned by other Persons shall be treated as not exercised (and the Common Stock that would be acquired if such Options Owned by other Persons were exercised shall be treated as not outstanding), in each case without regard to whether such treatment would result in an ownership change within the meaning of Section 382 of the Code. In determining whether a Transfer that is an exercise, conversion or similar transaction with respect to an Option increases the Percentage Ownership of Common Stock of any Person or Public Group, such Option shall be treated as if it were not Owned by such Person immediately prior to such Transfer.

     "Percent," "Percentage" or "%" shall mean percent or percentage by value.

     "Person" shall mean any individual (other than a Public Group treated as an individual under Section 382 of the Code) or any "entity" as that term is defined in Regulations Section 1.382-3(a).

     "Post-Amendment Common Stock" shall mean all shares of common stock issued by the Corporation after the passage of this Article Nine to the Corporation's Bylaws, including all shares of common stock issued by the Corporation pursuant to the Debt Restructuring and any common stock which would qualify as Post-Amendment Common Stock, the Ownership of which may be acquired by the exercise of an Option.

     "Pre-Amendment Common Stock" shall mean all shares of common stock issued by the Corporation prior to the passage of this Article Nine to the Corporation's Bylaws, and shall also include any common stock which would qualify as Pre-Amendment Common Stock, the Ownership of which may be acquired by the exercise of an Option.

     "Public Group" shall have the meaning assigned to such term in the applicable Regulations under Section 382 of the Code. Any Transfer or attempted Transfer of Common Stock to or from an individual or entity whose Common Stock is included in determining the Percentage of Common Stock Owned by a Public Group for purposes of Section 382 of the Code shall be treated as a Transfer or attempted Transfer to such Public Group.

     "Purported Transferee" shall mean a Person or Public Group who acquires Ownership of Excess Common Stock in a Prohibited Transfer or, except as otherwise provided in the Restrictions, any subsequent transferee of such Excess Common Stock,

     "Purported Transferor" shall mean a Person who Transfers Excess Common Stock in a Prohibited Transfer.

     "Regulations" shall mean Treasury Regulations, including proposed or temporary regulations, promulgated under the Code, as the same may be amended from time to time. References herein to specific provisions of temporary Regulations shall include the analogous provisions of final Regulations or other successor Regulations.

     "Restriction Effective Date" shall mean the date of the issuance of the Post-Amendment Common Stock to the Holders pursuant to the Debt Restructuring

     "Restriction Termination Date" shall mean the earliest to occur of (a) the end of the twenty-fourth (24th) month following the Restriction Effective Date,
(b) the first day of the first taxable year following the taxable year (or years) in which the Income Tax Net Operating Loss Carryover has been reduced to zero, or (c) the date upon which the Board of Directors has determined that there has been a change in law (including but not limited to the repeal of Section 382 of the Code without a successor provision that places restrictions on the Income Tax Net Operating Loss Carryover based on changes of ownership of the Corporation's Common Stock similar to Section 382 of the Code) eliminating the need for the Restrictions in order to preserve the Corporation's ability to utilize the Income Tax Net Operating Loss Carryover.

     "Restrictions" shall mean the restrictions on the Transfer and Ownership of Common Stock as set forth in this Article Nine to the Corporation's Bylaws.

     "Transfer" shall mean any direct or indirect acquisition or disposition of stock, whether by sale, exchange, merger, consolidation, transfer, assignment, conveyance, distribution, pledge, inheritance, gift, mortgage, the creation of any security interest in, or lien or encumbrance upon, or any other acquisition or disposition of any kind and in any manner, whether voluntary or involuntary, knowing or unknown by operation of law or otherwise. Notwithstanding any understandings or agreements to which an Owner of Common Stock is a party, any arrangement, the effect of which is to transfer any or all of the rights rising from Ownership of Common Stock, shall be treated as a Transfer. A Transfer shall also include (i) a transfer of an interest in an entity and a change in the relationship between two or more Persons that results in a change in the Ownership of Common Stock and (ii) the creation, grant, exercise, conversion, Transfer or other disposition of or with respect to an Option, regardless of whether such Option previously has been treated as exercised or converted for any other purpose; provided, however, that a Transfer shall not include the
                   --------  -------
issuance or disposition (other than a conversion, exercise or similar transaction in which Common Stock is acquired) of an Option described in paragraph (d)(9) of Treasury Regulation Section 1.382-4, and whether an Option is so described shall be determined by the Board of Directors in its sole and absolute discretion.

     "Transfer Agent" means the Person responsible for maintaining the books and records in which are recorded the ownership and transfer of shares of Common Stock or any Person engaged by the Corporation for the purpose of fulfilling the duties required to be fulfilled by the Transfer Agent hereunder.

     "Trustee" means the trustee of the trust appointed by the Corporation,

provided that the Trustee shall be a Person unaffiliated with the Corporation,
- --------
any 5% Shareholder, or any Person purchasing or disposing of Common Stock in a Prohibited Transfer.

                                  ARTICLE TEN

                                 MISCELLANEOUS

     10.1  Inspection of Books and Records.  The Board of Directors shall have
           -------------------------------
the power to determine which accounts, books and records of the corporation shall be opened to the inspection of stockholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

     10.2  Fiscal Year.  The fiscal year of the corporation shall begin July 1
           -----------
of each year and end June 30 of each succeeding year. The Board of Directors is authorized to change the fiscal year of the corporation from time to time as it deems appropriate.

     10.3  Seal.  The corporate seal shall be in such form as the Board of
           ----
Directors may from time to time determine.

                                 ARTICLE ELEVEN

                                   AMENDMENTS

     11.1  Power to Amend Bylaws.  The Board of Directors shall have power to
           ---------------------
alter, amend or repeal these Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted, by the stockholders. The stockholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

     11.2  Conditions.  Action taken by the stockholders with respect to Bylaws
           ----------
shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all of the directors then holding office.